Exhibit 10.15

XIAMEN C&D HITEK CO.,LTD.
[bilingual text]

Service Contract

Contract No.: VB200814E-1

Signed at Siming District, Xiamen City

Signed on October 19, 2020

Party A: XIAMEN C&D HITEK CO., LTD.

Address: 18/F, C & D International Building, No. 1699, Huandao East Road, Siming District, Xiamen

Party B: Fuzhou Yukai Trading Co., Ltd.

Contact receiving address: Room 907, Xinya Building, No. 121, Dongjie Sub-district, Gulou District, Fuzhou

Contact person: Ni Liping	Tel.:	E-mail:

Account Name: Fuzhou Yukai Trading Co., Ltd.

Bank of Deposit: Business Department of Head Office of Industrial Bank

Account No.:

This account serves as the only receiving account. If Party B changes this account, it shall send a written notice affixed with its official seal to Party A

End user: Fuding Hospital

In order to clarify the rights and obligations of both parties, based on the principles of equality, mutual benefit and voluntary consensus, according to the Contract Law of the People's Republic of China, both parties have concluded this contract through friendly negotiation on the specific matters relating to the purchase and sales of products.

1. Names, Models, Quantity and Amount of Products

Currency: CNY

Package No.	Item No.	Item Code	Item Name	Product Name	Quantity	Unit of Measurement	Type of Place of Origin	Unit Price	Amount	Brand	Model, Specifications, etc.	Product Nature
1	1-1	C0505	Medical Equipment Repair & Maintenance Services	Medical Equipment Asset Management Service	3	Year	Domestic	¥2,680,000.00	¥8,040,000.00	/	/	None
Total:				¥8,040,000.00

XIAMEN C&D HITEK CO., LTD.	Page 2

II. Service Content

Appendix 1

III. Place, Mode and Term of Service

1. Service term: 3 years counted from October 23, 2020 to October 22, 2023.

If Party B fails to carry out operations maintenance in time and causes losses to Party A, it shall pay liquidated damages incurred therefor;

2. Mode of service:     Party B shall provide the operation and maintenance service for monitoring points

3. Place of service: place designated by Fuding Hospital, Fuding City, Ningde City, Fujian Province.

IV. Acceptance Standard and Method and Time Limit for Objection Raising

Acceptance shall be made according to the bidding parameter requirements and other standard operation and maintenance contents not referred to (project name: Procurement Project for Maintenance of Medical Equipment of Fuding Hospital, with bidding No. [350982]FZ[GK]12020008, end user: Fuding Hospital), and the service content shall meet the requirements of Appendix I;

V. Settlement Method and Term

Payment Stage	Amount Paid (yuan)	Note to Payment Stage
1	1,800,000	Pay within the first month after signing of the contract
2	500,000	Pay in the early third quarter of the first year after signing of the contract
3	200,000	Pay based on the assessment result after the assessment made at the end of the first year
4	1,800,000	Pay within the 13th month after signing of the contract
5	500,000	Pay in the early third quarter of the second year after signing of the contract
6	200,000	Pay based on the assessment result after the assessment made at the end of the second year
7	1,800,000	Pay within the 25th month after signing of the contract
8	500,000	Pay in the early third quarter of the third year after signing of the contract
9	740,000	Pay based on the assessment result after the assessment made at the end of the third year

XIAMEN C&D HITEK CO., LTD.	Page 3

VI. Liability for Breach of Contract

1. Where either party breaches this contract, in addition to bearing the liability for breach of contract, it shall also bear all costs incurred by the observant party for realization of its creditor's rights, including but not limited to lawyer fee, litigation cost, traveling expense and correspondence charge.

2. From the date when the breaching party violates the provisions and statutory obligations under this contract, any money payable by the breaching party shall be paid in the following order: (1) all costs incurred by the observant party for realization of its creditor's rights; (2) interest or liquidated damages, damages; (3) principal of service costs.

VII. Settlement of Contract Disputes:

In case any dispute arises from the performance of this contract, it shall be settled by both parties through negotiation. If the negotiation fails, both parties agree that it shall be subject to the litigation with the People's Court of the place where this contract is signed.

VIII. Other Arrangements

1. Party B shall guarantee that the products provided by itself do not infringe the intellectual property right of others, otherwise it shall undertake all economic and legal liabilities resulting therefrom.

2. Party B shall concurrently perform in accordance with the contents and terms of the contract signed between Party A and the end user.

3. The total contract price is a lump-sum price for the project, which shall not be changed due to rising raw material cost or other factors during the performance of the contract. Any fax copy of the contract shall be deemed as an original, both of which shall have an equal effect.

4. This contract is made in two copies, one for each party, and shall take effect upon its signing. Where any matters not covered need to be supplemented or modified, they shall be put forward in writing and come into force after being signed and sealed by both parties.

XIAMEN C&D HITEK CO., LTD.	Page 4

(This page has no text and is used for signature)

Party A: XIAMEN C&D HITEK CO., LTD.	Party B: Fuzhou Yukai Trading Co., Ltd.
Legal / authorized representative: (signature)	Legal / authorized representative: (signature)
Contact Number:	Contact Number:

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